UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

10700 Bren Road West
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURES

Item 7.01 Regulation FD Disclosure.
American Medical Systems Holdings, Inc. President and Chief Executive Officer, Martin J. Emerson, will be presenting at the 18th annual Piper Jaffray Health Care Conference on Thursday, November 30th at 11:30 am eastern time in New York at The Pierre New York Hotel.
At the conference, Mr. Emerson may reconfirm the Company’s revenue and earnings per share guidance for the fourth quarter and full year of 2006 and the full year 2007, which the Company previously disclosed in its October 30, 2006 press release and which are restated below.
2006
For the year 2006, the Company reconfirms its expected revenue range of $351 to $357 million including a Laserscope revenue contribution of between approximately $43 and $47 million. Total company revenues are projected for the fourth quarter of 2006 to be in the range from $108 to $114 million, including a base business range of $84 million to $86 million and a Laserscope revenue contribution of between $24 and $28 million. The Laserscope revenue contribution for the second half of 2006 excludes third quarter revenues of approximately $4.3 million that were recorded in July through the July 20th acquisition closing date.
The Company expects fourth quarter non-GAAP earnings from continuing operations per share (based on projected GAAP earnings from continuing operations per share, excluding the impact of in-process research and development charges and stock-based compensation expenses) to be in the range of $0.12 to $0.15. Based on the same non-GAAP metric, the Company is projecting its earnings from continuing operations per share for the year 2006 to be in a range of $0.60 to $0.63 per share.

AMS Guidance Including Laserscope
	Actual Results	Projected
	Through	Results	Projected
	Third Quarter	Fourth Quarter	2006
	2006	2006	Results

Projected earnings per share	$0.41	$0.09 - $0.12	$0.50 - $0.53
including stock-based compensation charges and excluding charges for IPR&D, integration costs, interest on bridge financing commitments and discontinued operations

Plus: stock-based compensation charges	0.07	$0.03	$0.10

Equals: non-GAAP earnings as presented for prior year comparability on attached schedule	$0.48	$0.12 - $0.15	$0.60 - $0.63

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2007
The Company estimates total revenues for 2007 to be in the range of $505 to $530 million. Excluding the impact of IPR&D charges, non-GAAP earnings from continuing operations per share are preliminarily estimated for the combined Company at $0.76 to $0.81. Non-GAAP cash earnings from continuing operations for 2007 are estimated in the range of $1.10 to $1.16 per share. Non-GAAP cash earnings from continuing operations per share are defined as GAAP earnings from continuing operations plus tax-effected depreciation, amortization, stock-based compensation expenses and IPR&D charges.
Over the next five years, the Company targets revenue growth in the range of 20 to 24 percent with operating margins targeted to grow to 30 percent of sales by 2010. To achieve this, the combined Company’s gross margins, inclusive of the lower margin capital equipment sales of Laserscope, are targeted to increase to levels above 80 percent in the same period.
The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: November 29, 2006	By:	/s/ Jill Burchill
Jill Burchill
Chief Financial Officer

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